SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003
(June 24, 2003)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083	62-0211340
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (615) 367-7000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibit is furnished pursuant to Items 9 and 12:

     99.1    Press Release dated June 24, 2003.

Item 9. Regulation FD Disclosure.

     On June 24, 2003, Genesco Inc. issued a press release reviewing effects of its convertible subordinated debenture offering on expected operating results. A copy of the press release is furnished herewith as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: June 30, 2003	By: Name: Title:	/s/ Roger G. Sisson Roger G. Sisson Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated June 24, 2003

4